UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2014

BIGLARI HOLDINGS INC.
(Exact name of registrant as specified in its charter)

INDIANA	0-8445	37-0684070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17802 IH 10 West, Suite 400 San Antonio, Texas		78257
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (210) 344-3400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

New Credit Facility

On March 19, 2014, Steak n Shake Operations, Inc., as borrower (“Steak n Shake Operations”), Steak n Shake Enterprises, Inc. (“Steak n Shake Enterprises”) and Steak n Shake, LLC (together with Steak n Shake Enterprises, the “Subsidiary Guarantors”), as guarantors, each a subsidiary of Biglari Holdings Inc. (“Biglari Holdings”), entered into a credit agreement (the “Credit Agreement”) with the lenders party thereto (the “Lenders”), Jefferies Finance LLC, as joint lead arranger, syndication agent, documentation agent, book manager, administrative agent and collateral agent, and Fifth Third Bank, as joint lead arranger, swingline lender and issuing bank.  The Credit Agreement provides for a senior secured term loan facility in an aggregate principal amount of $220.0 million (the “Term Loan Facility”) and a senior secured revolving credit facility in an aggregate principal amount of up to $30.0 million (the “Revolving Credit Facility” and, together with the Term Loan Facility, the “New Credit Facility”).

The Term Loan Facility is scheduled to mature on March 19, 2021 and will amortize at an annual rate of 1.0% in equal quarterly installments, beginning on June 30, 2014, of 0.25% of the original principal amount of the Term Loan Facility, subject to mandatory prepayments from excess cash flow, asset sales and other events described in the Credit Agreement, with the balance due at maturity.  The Revolving Credit Facility will be available on a revolving basis until March 19, 2019.

Steak n Shake Operations has the right to request an incremental term loan facility from participating Lenders and/or eligible assignees at any time, up to an aggregate total principal amount not to exceed $70.0 million, provided that certain customary conditions specified in the Credit Agreement are met.

Borrowings under the New Credit Facility bear interest at a rate per annum equal to a base rate or Eurodollar rate plus an applicable margin.   Interest on loans under the Term Loan Facility will be based on a Eurodollar rate plus an applicable margin of 3.75% or on a base rate plus an applicable margin of 2.75%.   Interest on loans under the Revolving Credit Facility will be based on a Eurodollar rate plus an applicable margin ranging from 2.75% to 4.25% or on a base rate plus an applicable margin ranging from 1.75% to 3.25%. The applicable margins on Revolving Credit Facility loans will be contingent on Steak n Shake Operations’ total leverage ratio. The Revolving Credit Facility also carries a commitment fee ranging from 0.40% to 0.50%, based on Steak n Shake Operations’ total leverage ratio, per annum on the unused portion of the Revolving Credit Facility.

The Credit Agreement includes customary affirmative and negative covenants and events of default, as well as a financial maintenance covenant, solely with respect to the Revolving Credit Facility, relating to a maximum total leverage ratio.

Both the Term Loan Facility and the Revolving Credit Facility have been guaranteed by the Subsidiary Guarantors and secured by first priority security interests in substantially all the assets of Steak n Shake Operations and the Subsidiary Guarantors.  Biglari Holdings is not a guarantor under the New Credit Facility.  Approximately $118.6 million of the proceeds of the Term Loan Facility were used to repay all outstanding amounts under Steak n Shake Operations’ former credit facility and to pay related fees and expenses, $50.0 million of such proceeds were used to pay a cash dividend to Biglari Holdings, and the remaining Term Loan Facility proceeds of approximately $51.4 million will be used by Steak n Shake Operations for working capital and general corporate purposes.

Cautionary Statements

The representations, warranties and covenants made by the parties in the Credit Agreement are qualified by information in disclosure schedules that the parties exchanged in connection with the execution of the Credit Agreement. Representations and warranties may be used as a tool to allocate risks between the parties, including where the parties do not have complete knowledge of all facts. Accordingly, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Biglari Holdings, its subsidiaries or any of Biglari Holdings’ affiliates.

This description of the New Credit Facility is qualified in its entirety by the Credit Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Security Agreement

In connection with the New Credit Facility, on March 19, 2014, Steak n Shake Operations and the Subsidiary Guarantors (together with the other guarantors from time to time party thereto, the “Pledgors”) and Jefferies Finance LLC, in its capacity as collateral agent, entered into a security agreement (the “Security Agreement”). Pursuant to the Security Agreement, each Pledgor granted to Jefferies Finance LLC, as collateral agent for the Lenders, a lien on all of the Collateral (as defined in the Security Agreement) as security for the payment and performance in full of all the secured obligations under the New Credit Facility.  The Collateral does not include the real estate of Steak n Shake Operations and the Subsidiary Guarantors, but such real estate is subject to a springing lien if Steak n Shake Operations does not maintain certain leverage ratios.

This description of the Security Agreement is qualified in its entirety by the Security Agreement filed as Exhibit 10.2 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 1.02    Termination of a Material Definitive Agreement.

On March 19, 2014, contemporaneously with the execution and delivery of the New Credit Facility, the Credit Agreement, dated as of September 25, 2012, among Steak n Shake Operations, the Subsidiary Guarantors, the lenders party thereto, Fifth Third Bank, as lead arranger, book manager, administrative agent, collateral agent, swingline lender and issuing bank, Regions Bank, as syndication agent, and Wells Fargo Bank, N.A. and Compass Bank, as co-documentation agents, was terminated and all outstanding amounts thereunder were repaid with a portion of the net proceeds from the New Credit Facility.  Steak n Shake Operations incurred no material early termination penalties in connection with the termination of the agreement.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided under Item 1.01 of this Form 8-K is incorporated by reference into this Item 2.03 as if fully set forth herein.

Item 9.01    Financial Statements and Exhibits.

(d)

Exhibit No.	Description
10.1
Credit Agreement, dated as of March 19, 2014, among Steak n Shake Operations, the Subsidiary Guarantors, the lenders party thereto, Jefferies Finance LLC, as joint lead arranger, syndication agent, documentation agent, book manager, administrative agent and collateral agent, and Fifth Third Bank, as joint lead arranger, swingline lender and issuing bank.

10.2
Security Agreement, dated as of March 19, 2014, by Steak n Shake Operations and the Subsidiary Guarantors as pledgors, assignors and debtors, in favor of Jefferies Finance LLC, in its capacity as collateral agent, pledgee, assignee and secured party.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

March 20, 2014	BIGLARI HOLDINGS INC.

	By:	/s/ Bruce Lewis
		Name:	Bruce Lewis
		Title:	Controller

Exhibit Index

Exhibit No.	Description
10.1
Credit Agreement, dated as of March 19, 2014, among Steak n Shake Operations, the Subsidiary Guarantors, the lenders party thereto, Jefferies Finance LLC, as joint lead arranger, syndication agent, documentation agent, book manager, administrative agent and collateral agent, and Fifth Third Bank, as joint lead arranger, swingline lender and issuing bank.

10.2
Security Agreement, dated as of March 19, 2014, by Steak n Shake Operations and the Subsidiary Guarantors as pledgors, assignors and debtors, in favor of Jefferies Finance LLC, in its capacity as collateral agent, pledgee, assignee and secured party.